UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

ROYAL DUTCH SHELL PLC (Exact name of registrant as specified in its charter)	SHELL INTERNATIONAL FINANCE B.V. (Exact name of registrant as specified in its charter)

England and Wales (State of incorporation or organization)	The Netherlands (State of incorporation or organization)

N/A (I.R.S. Employer Identification No.)	N/A (I.R.S. Employer Identification No.)
Carel van Bylandtlaan 30
2596 The Hague
The Netherlands
(011 31 70) 377 9111
(Address of principal executive offices)
N/A
(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.375% Guaranteed Notes due 2038	New York Stock Exchange, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-155201, 333-155201-01
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrants’ Securities to be Registered.
          The description of the securities to be registered is contained in the Prospectus Supplement dated December 8, 2008 and the Prospectus dated November 7, 2008, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on December 10, 2008, and each of which form a part of the Registrants’ Registration Statement on Form F-3 (Nos. 333-155201,333-155201-01), and are incorporated herein by reference.
Item 2. Exhibits.
          The following exhibits are filed herewith and are incorporated herein by reference:
     99.1 — Form of the Guaranteed Notes (incorporated by reference to the Registration Statement on Form F-3 of the Registrants (Registration Numbers 333-155201, 333-155201-01) filed on November 7, 2008).
     99.2 — Form of Senior Indenture among the Registrants and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to the Registration Statement on Form F-3 of the Registrants (Registration Numbers 333-155201, 333-155201-01) filed on November 7, 2008).

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: December 18, 2008

Royal Dutch Shell plc

(Registrant)

By:		/s/ C.A. Sunderland

	Name:	C.A. Sunderland
	Title:	Attorney-in-fact

Shell International Finance B.V., in The Hague

(Registrant)

By:		/s/ T.P.K Huijsinga

	Name:	T.P.K Huijsinga
	Title:	Director

By:		/s/ M.C.M Brandjes

	Name:	M.C.M Brandjes
	Title:	Director